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                                                                    Exhibit a(6)
                            BT INSURANCE FUNDS TRUST

              CERTIFICATE OF AMENDMENT TO THE DECLARATION OF TRUST

         The undersigned, being all the Trustees of BT Insurance Funds Trust (the "Trust"), hereby certify that pursuant to Article VIII, Section 8.3 of the Trust's Declaration of Trust (the "Declaration of Trust") dated January 18, 1996, the following resolutions were duly adopted by the majority of the Trustees of the Trust at a Board meeting held on March 9, 2000

     RESOLVED:     That the Declaration of Trust dated January 18, 1996, as
     --------      amended to date, is hereby further amended so as to change the name of the Trust to Deutsche Asset Management VIT Funds, such change to become effective with the filing of Post-Effective Amendment No. 9 to the Trust's Registration
                   Statement on Form N-1A; and further

     RESOLVED:     That the appropriate officers of the Trust be, and each
     --------      hereby is, authorized and empowered to execute all
                   instruments and documents and to take all actions, including the filing of an Amendment to the Trust's Declaration of Trust with the Secretary of State of the Commonwealth of Massachusetts and the Clerk of the City of Boston, Massachusetts, as they or any one of them in his or her sole discretion deems necessary or appropriate to carry out the intents and purposes of the foregoing vote.

     IN WITNESS WHEREOF, the undersigned has executed this amendment as of this 1/st/ day of May, 2000.

/s/ William E. Small                          /s/ Desmond G. Fitzgerald
-------------------------------               --------------------------
William E. Small                              Desmond G. Fitzgerald


/s/ Robert R. Coby                            /s/ James S. Pasman, Jr.
-------------------------------               --------------------------
Robert R. Coby                                James S. Pasman, Jr.


/s/ Edward C. Schmults                        /s/ Werner Walbrol
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Edward C. Schmults                            Werner Walbrol